UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

DARDEN RESTAURANTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on September 17, 2015.

DARDEN RESTAURANTS, INC.

1000 DARDEN CENTER DRIVE

ORLANDO, FL 32837

Meeting Information

Meeting Type:          Annual

For holders as of:    July 24, 2015

Date: September 17, 2015        Time: 10:00 a.m., EDT

Location:	Rosen Shingle Creek
9939 Universal Blvd.
Orlando, Florida 32819

For information on how to obtain directions to be able to attend the Annual Meeting and vote in person, please contact the Company’s Corporate Secretary at 1000 Darden Center Drive, Orlando, FL 32837 or by calling 407-245-5005

You are receiving this communication because you hold Shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT     ANNUAL REPORT

How to View Online:

Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.

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1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

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—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends you vote “FOR ALL” on proposal 1.

1.	To elect a full Board of 12 directors from the named director nominees to serve until the next annual meeting of shareholders and until their successors are elected and qualified. The 12 director nominees are as follows:

Nominees:

01) Margaret Shân Atkins 02) Jean M. Birch 03) Bradley D. Blum 04) James P. Fogarty 05) Cynthia T. Jamison 06) Eugene (Gene) I. Lee, Jr.	07) William H. Lenehan 08) Lionel L. Nowell, III 09) William S. Simon 10) Jeffrey C. Smith 11) Charles (Chuck) M. Sonsteby 12) Alan N. Stillman

The Board of Directors recommends you vote “FOR” proposals 2, 3, 4, 5, 6, 7, 8 and 9.

2.	To obtain advisory approval of the Company’s executive compensation.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2016.

4.	To amend the Company’s Articles of Incorporation (the “Charter”) to reduce the percentage of shares required to call a special meeting of shareholders.

5.	To amend the Charter to eliminate the supermajority voting requirement for shareholder amendments to provisions of the Charter.

6.	To amend the Charter to eliminate the supermajority voting requirement for shareholders to remove directors for cause.

7.	To amend the Charter to eliminate the supermajority voting requirement for certain business combinations with interested shareholders.

8.	To ratify the provision of the Company’s Bylaws designating Orange County, Florida as the exclusive forum for certain shareholder litigation.

9.	To approve the Darden Restaurants, Inc. 2015 Omnibus Incentive Plan.

The Board of Directors recommends you vote “AGAINST” proposal 10.

10.	To vote on a shareholder proposal regarding lobbying disclosure described in the accompanying proxy statement, if properly presented at the meeting.

NOTE: To transact such other business, if any, as may properly come before the meeting and any adjournment.